UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 16, 2016

ALST CASINO HOLDCO, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-54480	45-2487922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7300 Aliante Parkway, North Las Vegas, NV	89084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 692-7777

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On August 16, 2016, ALST Casino Holdco, LLC (the “Holdco”) and its wholly-owned subsidiary, Aliante Gaming, LLC, a Nevada limited liability company (“Aliante Gaming” and with Holdco, the “Company”) entered into a Termination, Waiver and Release Agreement (“Termination Agreement”) with Robert Schaffhauser (the “Employee”) regarding the termination of his employment with the Company upon consummation of the proposed merger of Boyd TCII Acquisition, LLC (“Merger Sub”), a wholly-owned subsidiary of Boyd Gaming Corporation, with and into Holdco (the “Transaction”). The Company is obligated to terminate the Employee's employment agreement as a condition to the closing of the Transaction.

Subject to (i) the due execution of the Termination Agreement, (ii) the Termination Agreement becoming irrevocable and (iii) the consummation of the Transaction (collectively, the “Enforceability Conditions”) the Company will pay Employee a settlement amount in the amount of $1,650,000 plus Employee’s pro rata portion of Employee’s 2016 target bonus of $110,000, calculated based on the actual number of days elapsed in 2016 prior to the closing of the Transaction (collectively, the “Settlement Amount’) in a single lump sum less applicable withholding taxes. Employee’s current employment agreement will be terminated immediately prior to the closing of the Transaction and shall have no further force and effect other than Employee’s right to be indemnified, defended and /or held harmless as set forth in the employment agreement. If the Enforceability Conditions are not met then the Company will have no obligation to pay the Settlement Amount, Employee’s employment agreement will remain in full force and effect and Employee will remain employed by the Company.

In consideration of the payment of the Settlement Amount, Employee will release the Company, its direct and indirect subsidiaries and affiliates and their respective officers, directors, partners, shareholders, members, employees, agents and direct and indirect equity owners from any and all claims whatsoever, other than any claims relating to Employee’s right to be indemnified, defended and or held harmless up to the date the Termination Agreement becomes effective. Upon the effective date of the Termination Agreement, Employee will waive all rights and entitlement and claims relating to Employee’s rights under his employment agreement with the Company except for indemnification.

The foregoing description of the Termination Agreement is a summary and is qualified in its entirety by reference to the full terms of the Termination Agreement, which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

10.9  Termination, Waiver and Release Agreement among ALST Casino Holdco, LLC, Aliante Gaming, LLC and Robert Schaffhauser dated August 16, 2016.

[Signature Page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALST Casino Holdco, LLC

Date: August 18, 2016	/s/ Robert Schaffhauser
Name: Robert Schaffhauser Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.9	Termination, Waiver and Release Agreement among ALST Casino Holdco, LLC, Aliante Gaming, LLC and Robert Schaffhauser dated August 16, 2016.